Exhibit 10.15

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made as of the 17th day of December, 2003, by and between 4net Software, Inc., a Delaware corporation, having an address at 10 South Street, Suite 202, Ridgefield, Connecticut 06877 (hereinafter referred to as "4net Software"), and ETN Financial Services Group, LLC, a Pennsylvania limited liability company, having an address at 101 Conshohocken State Road, Suite D1, Bala Cynwyd, Pennsylvania 19004 (hereinafter referred to as "ETN Financial").

                                    RECITALS:

     WHEREAS, 4net Software is publicly traded company engaged in seeking out and identifying prospective target companies for mergers, acquisitions, business combinations, and/or similar transactions (a "Transaction");

     WHEREAS, ETN Financial is an investment banking firm duly licensed as a broker dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc.; and

     WHEREAS, 4net Software desires to engage ETN Financial to provide financial public relation services, identify prospective target companies for Transactions, and to advise 4net Software in connection with the negotiation and financial structure of such Transactions.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Term. The term of this Agreement shall be for a period of one (1) year commencing on the date first written above and terminating on the first anniversary hereof (the "Term").

2. Consulting Services. During the term of the Agreement, ETN Financial shall provide consulting services to the Company specifically related to seeking, identifying, investigating and completing Transactions with target companies. Such services include, but are not limited to, (i) presenting and introducing the Company to members of the investment community to generate investor interest in the Company, (ii) assisting the Company in areas of investor relations and corporate communications, (iii) assisting the Company in creating new relationships to enhance the Company's existing and future business, (iv) seeking to ally the Company with collaborative and strategic partners with the goal of identifying and establishing new markets for the Company and its future products, (v) establishing a cohesive and streamlined investor relations department and assist in its deployment and(vi) sharing files and collected data with the Company for marketing purposes and to inform interested parties of corporate developments.

3. Compensation. In consideration for the performance of services hereunder, the Company hereby agrees to compensate ETN Financial as follows:

a. Upon execution of this Agreement ETN Financial shall purchase 100,000 shares of the Company's common stock from the Company at a purchase price of $.25 per share in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, and

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b. Upon execution of this Agreement the Company shall issue to ETN Financial warrants to purchase 400,000 shares of the Company's common stock at a purchase price of $.25 per share (the "Warrants"). The Warrants shall be exercisable for a period of five (5) from the date of issuance and shall contain a cashless exercise provision. In the event that the Company does not consummate a Transaction as a result or consequence of an introduction made directly or indirectly by ETN Financial subsequent to the date hereof and within one year from the execution of this Agreement, then ETN Financial shall forfeit and return to the Company fifty percent (50%) of the Warrants or Warrants to purchase 200,000 shares of the Company's common stock at a purchase price of $.25 per share.

4. Registration Rights. If at any time prior to the one (1) year anniversary of this Agreement the Company proposes to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its securities (other than a registration statement on Form S-4 or Form S-8 (or their equivalents at such time), then the Company shall promptly notify ETN and provide ETN piggyback registration rights on such registration statement for the 100,000 shares of common stock purchased by ETN pursuant to paragraph 3(a) above and the shares of common stock underlying the Warrants. In connection with any public offering of the Company's securities, the piggyback registration rights provided herein may be modified, waived or avoided subject to the discretion of the underwriter in the public offering.

5. Expenses. The Company shall reimburse ETN Financial for its out-of-pocket expenses in connection with the services to be performed hereunder; provided however, that expenses are pre-approved by the Company.

6. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to ETN Financial in connection with any and all services to be performed hereunder by ETN Financial for and on behalf of the Company shall be, to the best of the Company's knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of ETN Financial to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to ETN Financial. The Company further represents and warrants hereunder that this Agreement and the Transaction contemplated hereunder have been, or will be, duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company and shall be enforceable by ETN Financial in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

7.       Indemnification.

     (a) The Company hereby agrees to indemnify, defend and hold harmless ETN Financial, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by ETN Financial, unless such Losses were the result of the intentional misconduct or gross negligence of ETN Financial or were the result of any information supplied by ETN Financial; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

     (b) ETN Financial hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors and shareholders, and their successors and assigns from and against any and all Losses arising out of or resulting from (i) the intentional misconduct or gross negligence of ETN Financial, unless such Losses were the result of any information supplied by the Company; or (ii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

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     (c) If ETN Financial or the Company (in each case, the "Indemnified Party")
receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company or ETN Financial (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 7, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty
(30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnified Party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless such claim can be settled entirely for cash and the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefore. The indemnification provisions hereunder shall survive the termination of this Agreement.

8. Confidentiality. ETN Financial agrees that all non-public information pertaining to the prior, current or contemplated business of the Company are valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. ETN Financial, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the benefit of the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by ETN Financial, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Company's business, either during the term of the attached Agreement or after the termination or expiration thereof, except
(i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by ETN Financial from a third party or parties who are not under an obligation of confidentiality to the Company, or (iii) if such information is known to ETN Financial prior to the execution of this Agreement, or (iv) as may be required by law. These confidentiality obligations shall survive termination of this Agreement.

9. Independent Contractor. It is expressly understood and agreed that ETN Financial shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that ETN Financial shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

10. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.

11. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by Federal Express overnight delivery, to the party at the address set forth above or to such other address as any party shall designate in writing to the other party.

12. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, not will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that nay one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws.

14. Binding Nature. The terms and provision of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

15. Counterparts. This Agreement my be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

16. Entire Agreement. This Agreement contains all of the understanding and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.


                       Signatures appear on the next page.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


4net Sotware, Inc.                         ETN FINANCIAL LLC


    /s/   Steven N. Bronson                /s/ Michael A. Oshinsky
By: ----------------------------           ------------------------------------
    Steven N. Bronson, President           Michael A. Oshinsky, Managing Member